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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use of our report dated March 26, 2002, on the financial statements of Audible, Inc. as of December 31, 2000 and 2001, and for each of the years in the three-year period ended December 31, 2001 which is incorporated by reference in this Amendment No. 1 to Form S-3 Registration Statement from Audible, Inc.'s filing on Form 10-K for the year ended December 31, 2001. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

KPMG LLP

New York, New York
April 23, 2002